Exhibit 4.15(a)

Translation for information purposes only

EURO DISNEYLAND IN FRANCE – PHASE IB

1 December 2004

PHASE IB AMENDMENT AND RESTATEMENT CREDIT AGREEMENT

Credit Agreement
dated March 25, 1991

Between

EDL HÔTELS S.C.A.

HÔTEL NEW YORK ASSOCIÉS S.N.C.
NEWPORT BAY CLUB ASSOCIÉS S.N.C.
SEQUOIA LODGE ASSOCIÉS S.N.C.
CHEYENNE HÔTEL ASSOCIÉS S.N.C.
HÔTEL SANTA FE ASSOCIÉS S.N.C.
CENTRE DE DIVERTISSEMENTS ASSOCIÉS S.N.C.

And
THE BANKS

And

CALYON
Financial Agent

Security Agent

Lenders’ Agent

And

THE DEPOSITARIES

Agent’s counsel	Lenders’ counsel

Slaughter and May	Freshfields
112, avenue Kléber	Bruckhaus Deringer
75116 Paris	2 – 4 rue Paul
Cézanne
75008 Paris

TABLE OF CONTENTS

1.	Definitions

2.	Transitional Period

3.	Partial Prepayment of the Banks Loans – New Banks Participations

4.	Amendment and Restatement of the Agreement

5.	Conditions Precedent

6.	Representations and Warranties

7.	Undertakings

8.	Guarantee Confirmation

9.	Effective Date

10.	Termination

11.	Financial Agent

12.	Waiver of rights

13.	Lenders’ Agent Intervention

14.	Depositaries Intervention

15.	Costs and Expenses

16.	No Novation

17.	Severability of Provisions

18.	Formalities

19.	Language

20.	Governing law

21.	Jurisdiction

Schedule 1	Banks and Depositaries

Schedule 2	Amended and Restated Agreement

Schedule 3	Banks Participation to the Loans as of 1 October 2004

Schedule 4	New Repayment Schedule

Schedule 5	Legal Opinions Models

BETWEEN:

1.                             EDL HOTELS S.C.A., a limited share partnership (“société en commandite par actions”), the registered office of which is located at Immeubles Administratifs, Route Nationale 34, 77700 Chessy,

(hereinafter referred to as “EDL Hotels”)

PARTY OF THE FIRST PART

2.                             HOTEL NEW YORK ASSOCIES S.N.C., a private company (“société en nom collectif”), the registered office of which is located at Immeubles Administratifs, Route Nationale 34, 77700 Chessy,

3.                             NEWPORT BAY CLUB ASSOCIES S.N.C., a private company (“société en nom collectif”), the registered office of which is located at Immeubles Administratifs, Route Nationale 34, 77700 Chessy,

4.                             SEQUOIA LODGE ASSOCIES S.N.C., a private company (“société en nom collectif”), the registered office of which is located at Immeubles Administratifs, Route Nationale 34, 77700 Chessy,

5.                             CHEYENNE HOTEL ASSOCIES S.N.C., a private company (“société en nom collectif”), the registered office of which is located at Immeubles Administratifs, Route Nationale 34, 77700 Chessy,

6.                             HOTEL SANTA FE ASSOCIES S.N.C., a private company (“société en nom collectif”), the registered office of which is located at Immeubles Administratifs, Route Nationale 34, 77700 Chessy,

7.                             CENTRE DE DIVERTISSEMENTS ASSOCIES S.N.C., a private company (“société en nom collectif”), the registered office of which is located at Immeubles Administratifs, Route Nationale 34, 77700 Chessy,

(hereinafter collectively referred to as the “SNC Borrowers” or individually as an “SNC Borrower”)

PARTY OF THE SECOND PART

(EDL Hotels and the SNC Borrowers are hereinafter referred to collectively as the “Borrowers” or individually as a “Borrower”)

AND:

8.                             THE BANKS, the names and addresses of which are listed in Schedule I,

(hereinafter referred to collectively as the “Banks” or individually as a “Bank”)

PARTY OF THE THIRD PART

9.                             CALYON, a joint-stock company (“société anonyme”), the registered office of which is located at 9 quai du Président Paul Doumer, 92920 Paris La Défense,

(hereinafter referred to as the “Financial Agent”)

PARTY OF THE FOURTH PART

AND:

10.                           CALYON, a joint-stock company (“société anonyme”), the registered office of which is located at 9 quai du Président Paul Doumer, 92920 Paris La Défense,

(hereinafter referred to as the “Security Agent”)

PARTY OF THE FIFTH PART

11.                           CALYON, a joint-stock company (“société anonyme”), the registered office of which is located at 9 quai du Président Paul Doumer, 92920 Paris La Défense acting in its capacity as agent for the Phase IB Advances Agreement,

(hereinafter referred to as the “Lenders’ Agent”)

PARTY OF THE SIXTH PART

AND:

12.                           THE DEPOSITARIES, the names and addresses of which are listed in Schedule I,

PARTY OF THE SEVENTH PART.

WHEREAS:

(A)          Pursuant to a credit agreement dated March 25, 1991 (the “Agreement”), the Banks granted to the Borrowers a credit of a maximum aggregate amount of two billion nine hundred million French Francs, for the purpose of financing partially the development and the launching of the Phase IB Installations operation as well as certain cash needs of EDL Hotels.

(B)           Since that date, certain amendments (the “Amendments”) have been made to the Agreement by four supplemental agreements dated respectively August 10, 1994, July 12, 1995, May 15, 1996 and May 16, 2003 and by requests for consents and waivers relating to the Covenants, in particular of 6 September 1999.

(C)           The Euro Disney Group having encountered new financial difficulties, a memorandum of agreement dated 8 June 2004, between Euro Disney S.C.A., EDL Hôtels S.C.A., Euro Disneyland S.N.C., S.N.C. Hotel Companies, TWDC, CDC, as well as the Phase IA Banks, the Phase IA Partners, the Phase IB Banks and the Phase IB Lenders, represented by their respective agents BNP PARIBAS or CALYON, as the case may be, and approved by the Steering Committee (subsequently amended following the letter from Euro Disney S.C.A to the above-mentioned Banks, Lenders and Partners, dated

20 September 2004) set out the measures necessary with a view to restoring the financial balance of the Euro Disney Group; the memorandum of agreement, as amended was accepted by a letter signed by all parties on 30 September, 2004 (the “Memorandum of Agreement”).

(D)          The Memorandum of Agreement provided for a certain number of measures, including the partial prepayment of the Phase IB Banks, the Phase IB Lenders (tranche C) and the Phase IA Banks, an increase in the share capital of Euro Disney S.C.A. and a reorganisation of the Euro Disney Group, consisting of the conversion of Euro Disney Associés S.N.C. into a société en commandite par actions and the transfer by Euro Disney S.C.A. of all or substantially all of its assets and liabilities to Euro Disney Associés S.C.A., the latter thereby becoming the operator of Disneyland Resort, Paris.

(E)           As a consequence of the signature of the Memorandum of Agreement and in order to assist its implementation, a certain number of amendments are required to be made to the Agreement; in addition, the parties wish, for the sake of convenience, to produce a consolidated version of the Agreement containing the Amendments, and secondly, to exclude from the text of the Agreement all historical provisions which have become unnecessary and to update certain obsolete references.

(F)           The aim of this agreement is therefore to insert the Amendments into the Agreement, to amend the Agreement in accordance with paragraph (E) above and to restate the Agreement’s unamended provisions.

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

1.            Definitions

For the application of the Agreement and its Schedules, except where the context otherwise requires, the terms defined in the Contract, the Common Agreement or the “Covenants” (as the Contract, the Common Agreement, or the Covenants have been modified at the date hereof) have the same meaning as is given to them therein, and, to the extent needed, in the Phase IA Credit Amendment and Restatement Agreement, the following terms have the following meanings:

“Amended and Restated Agreement” means the Agreement as amended and restated pursuant to the provisions of Clause 4 (Amendments and Restatement of the Agreement), the text of which is set out in Schedule 2.

“Common Agreement” means the common agreement dated 10 August 1994 between Euro Disney S.C.A., acting for itself and for the account of its subsidiaries listed in the schedules thereto, EDL Hotels S.C.A., acting for itself and for the account of its subsidiaries listed in the schedules thereto, Euro Disneyland S.N.C., the SNC Hotel Companies, the Phase IA Banks, CDC, the Phase IA Partners, the Phase IB Banks and the Phase IB Lenders.

“Common Agreement Amendment and Restatement” means the agreement amending and restating the Common Agreement dated December 1, 2004.

“Completion of the Share Capital Increase” means, in relation to any of the measures agreed under the Memorandum of Agreement, that the new shares of Euro Disney S.C.A. have been subscribed for, fully paid up in cash and issued, for a gross minimum amount of € 250,000,000, and that the net product has been paid to Euro Disney S.C.A.

“Contribution” means the contribution by Euro Disney S.C.A. of its assets and liabilities to Euro Disney Associés as provided for in the Contribution Agreement.

“Contract” means this contract, including its Schedules.

“Contract Date” means the date of the signature of this contract.

“Contribution Agreement” means the deed of contribution between Euro Disney S.C.A. and Euro Disney Associés dated 30 September 2004, as amended on 8 November 2004 and as approved by the extraordinary general meetings of each such company.

“Phase IA Credit Agreement” means the multi-currency loan and letter of credit facilities agreement, utilisable by way of drawings or by the issue of letters of credit between Euro Disney S.C.A. and Euro Disneyland S.N.C. as borrowers, the Banks as lenders and BNP PARIBAS as the agent, dated 5 September 1989.

“Phase IA Credit Amendment and Restatement Agreement” means the agreement dated December 1, 2004 relating to the amendment and restatement of the Phase IA Credit Agreement.

“Restatement Date” means the date on which all conditions precedent specified in article 5 (Conditions Precedents), and which are not waived by the Agent, are satisfied.

“Restructuring Commission” means the commission which Euro Disney S.C.A. has undertaken to pay to the Creditors (other than CDC) in relation to the restructuring, pursuant to the provisions of Clause 7.2.1 (Commission) of the Memorandum of Agreement.

“Security Deposits” means (i) the amounts paid as deposit by Euro Disney S.C.A. to the Phase IA Banks Agent and pledged by way of gage-espèces in favour of the Phase IA Banks and the CDC by way of security for all sums due and owing in respect of the Phase IA Credit Agreement and the agreement relating to the granting of ordinary loans referred to in the first part of the definition of CDC Ordinary Loan Agreement, and (ii) the sums paid as deposit by EDL Hotels to the Phase IB Credit Agent and pledged by way of gage-espèces in favour of the Phase IB Banks and the Phase IB Lenders as security for all sums due under the Phase IB Credit Agreement and the Phase IB Advances Agreement.

“Share Capital Increase Completion Date” means the date of the Completion of the Share Capital Increase.

“Steering Committee” means the working group representing creditors of the Senior Debt (other than CDC), set up for the financial restructuring of the Group.

“Waiver” means the waiver referred to in the waiver request made by Euro Disney S.C.A. to the Phase IB Banks dated 17 October 2003 and in the Memorandum of Agreement.

2.             Transitional Period

(A)          (1)            For each repayment date falling between 1 October 2004 and the Share Capital Increase Completion Date, the service of the debt under the Agreement (principal, interest, commission, fees and expenses) will be effected pursuant to the provisions of the Agreement; however the terms and conditions of payment of principal will be those provided for in the Common Agreement Amendment and Restatement.

(2)           The total amount applied to repayment of the principal under the Agreement and of amounts applied to the partial prepayment of the debt from the Security Deposits within the conditions set out in the Common Agreement Amendment and Restatement is equal to 19.618% of the total outstanding amounts as at 1 October 2004, being € 29,544,907.20.

(B)          (1)            In the event that the Completion of the Share Capital Increase does not take place and subject to the provisions of Clause 10 (Termination) the Waiver period shall be extended until 31 March 2005 or, in the event of consultation pursuant to paragraph (a) of Clause 7.7 (Termination) of the Memorandum of Agreement, until the termination of certain of its provisions in accordance with that Clause.

(2)           In the event of the Completion of the Share Capital Increase, no Bank shall be entitled to exercise its rights in any way in respect of any of the Events of Default or potential Events of Default referred to in paragraph (1) above.

3.             Partial Prepayment of the Banks Loans – New Banks Participations

In order to effect the prepayment provided for in Clause 5.1 of the Memorandum of Agreement (Prepayment) and notwithstanding the provisions of the Agreement, the partial prepayment of the Banks Loans, will be carried out in accordance with the following:

(A)          As from 1 October 2004 and as long as the Completion of the Share Capital Increase has not occurred, every new Interest Period will be one month.

(B)          (1)            No later than 2 Business Days prior to the Share Capital Increase Completion Date, the Financial Agent will give a notice to the Borrowers (copied to the Banks) indicating, for each of the Borrowers:

(a)           the amount of principal in respect of the Loans of each of the Banks which must be prepaid on the Share Capital Increase Completion Date ; and

(b)           the amount of interest accrued up to the Share Capital Increase Completion Date on the amounts of principal referred to in paragraph (a) which must be paid to each of the Banks on the Share Capital Increase Completion Date.

(2)           The total principal amount of the Banks Loans which must be prepaid is equal, as at 1 October 2004, to € 29,544,907.20 (hereinafter the “Maximum Prepayment Amount”).

(C)           On the Share Capital Increase Completion Date, each Borrower will pay to the Financial Agent, for the account of each of the Banks, the amounts of principal and interest set out in the notice referred to in sub-clause (B)(1). The provisions of clause 17.1 of the Agreement will apply in the event that the prepayment takes place other than on an Interest Payment Date.

(D)          The amounts of principal included in the payment which must be made by each Borrower will be paid in accordance with the provisions of clause 3 (Prepayment) of the Common Agreement Amendment and Restatement.

(E)           As a result of the application of the provisions of sub-clause (D) above and sub-clause (A) of Clause 2 (Transitional period):

(1)           the Loans of each of the Banks will be reduced by the Maximum Prepayment Amount ;

(2)           the participation in the Loans of each of the Banks will be as indicated next to its name in Schedule 3;

(3)           the new scheduled repayments, after taking into account the rescheduling of debt provided for in clause 3.7 of the Memorandum of Agreement, shall be as set out in Schedule 4;

(4)           without prejudice to the provisions of clause 5.3 paragraph (B) of the Agreement, the prepayment in respect of the Bank Loans will not result in the payment of any penalty.

4.             Amendment and Restatement of the Agreement

The parties hereby agree:

(A)          to produce a consolidated version of the Agreement including the Amendments;

(B)           to amend such consolidated version so as to:

(1)           remove from the text any obsolete provision, update certain out-of-date references, and clarify the drafting of certain clauses; and

(2)           to implement the Memorandum of Agreement; and

(C)           to restate the Agreement, on the Restatement Date, with all of its remaining terms which have not been amended,

all of the above in accordance with the terms of the Amended and Restated Agreement.

5.             Conditions Precedent

The entry into force of this Contract is subject (to the extent set out in Clause 9 (Effective Date)) to the receipt by the Financial Agent of the following documents and payments and to the confirmation by the Financial Agent that these documents and payments are in all respects satisfactory, provided that the Financial Agent shall have the discretion, acting on the instruction of the Majority Banks, to waive any of the following conditions:

(A)          by no later than 1 December 2004:

(1)           the payment or repayment of (i) the part of the Restructuring Commission payable on the Implementation Date (as defined in the Memorandum of Agreement), (ii) all amounts payable as commissions referred to in Clause 16 (Commissions) of the Agreement and (iii) all costs and ancillary expenses payable under the Agreement.

(2)           an original copy executed by all the parties thereto, or a copy certified as being true, complete and up-to-date, of the following documents:

(a)           documents referred to in subparagraph (A)(2) (excluding paragraphs (s) and (u) of clause 6 (Conditions Precedents) of the Phase IA Credit Amendment and Restatement Agreement;

(b)           Phase IA Credit Amendment and Restatement Agreement;

(c)           legal opinions of Freshfields Bruckhaus Deringer, legal advisers to the Borrowers as to French law; of Cleary Gottlieb Steen & Hamilton, external legal advisers in certain areas to TWDC, Disney Enterprises, Inc., Euro Disney Investments, Inc., EDL SNC Corporation, Euro Disney Investments SAS, EDL

Corporation SAS and Euro Disney Associés S.C.A. (formerly Euro Disney Associés SNC) as to New York, Delaware and French law; substantially in the form of Schedule 5, and of De Brauw Blackstone Westbroek, legal adviser to the Agent as to Dutch law and Slaughter and May, legal advisers to the Agent as to French law;

(3)           satisfaction of the following conditions precedent to the entry into force of the following agreements, subject to such provisions as are conditional on the satisfaction of the conditions precedent at the Share Capital Increase Completion Date:

(a)           Phase IA Credit Amendment and Restatement;

(b)           Phase IB Partners Advances Amendment and Restatement;

(c)           Phase IA Partners Advances Amendment and Restatement;

(d)           Common Agreement Amendment and Restatement;

(e)           CDC agreement relating to the grant of ordinary loans as amended and restated referred to in the second part of the definition of CDC Ordinary Loan Agreement;

(f)            CDC agreement relating to the grant of participating loans as amended and restated referred to in the second part of the definition of CDC Participating Loan Agreement;

(g)           loan agreements (tranches A, B, C and D) referred to in the second part of paragraph (a) of the definition of CDC Second Park Agreements;

(h)           amended and restated subordination agreement referred to in the second part of paragraph (c) of the definition of CDC Second Park Agreements;

(B)           at the latest on the Share Capital Increase Completion Date:

(1)           the payment or repayment of (i) the part of the Restructuring Commission payable on the Share Capital Increase Completion Date, (ii) all amount payable as commissions referred to in Clause 16 (Commissions) the Agreement and (iii) all costs and ancillary expenses payable under the Agreement.

(2)           an original copy executed by all the parties thereto, or a copy certified as being true, complete and up-to-date, of the documents referred to in paragraph (B)(2) of clause 6 (Conditions Precedents) of the Phase IA Credit Amendment and Restatement Agreement.

(3)           certificates:

(a) from each of the Borrowers:

(i) indicating the names of those persons who, at the date of such certificate, have power to act in the name of the respective companies in respect of the Agreement and the Common Agreement, stating the extent of their respective powers and including specimen signatures;

(ii) representing and warranting that as at the certificate date, (i’) the relevant company has not signed, and does not intend to sign any document other than those referred to by this Contract; (ii) each representation or warranty made or given pursuant to clause 10 (Borrowers Representations and Warranties) of the Agreement as well as pursuant to paragraph (A) of Clause 6 (Representations and Warranties) are true and correct; and, (iii) no Event of Default or potential Event of Default other than those set out in the Waiver has occurred and is continuing.

(b)           certificate from Euro Disney S.C.A. confirming that the following documents have been signed and are in force:

(i) documents referred to in clause (A)(2) excluding paragraphs (s) and (u) and in clause (B) (2) paragraphs (a), (c), (g) and (h) to (l) of clause 6 (Conditions Precedent) of the Phase IA Credit Amendment and Restatement Agreement

(ii) Phase IA Credit Amendment and Restatement Agreement

(4)           satisfaction of all of the conditions precedent to the entry into force of all the provisions of the following agreements:

(a)           Phase IA Credit Amendment and Restatement Agreement;

(b)           Phase IB Partners Advances Amendment and Restatement Agreement;

(c)           Phase IA Partners Advances Amendment and Restatement Agreement;

(d)           Common Agreement Amendment and Restatement;

(e)           agreement relating to the grant of ordinary loans as amended and restated referred to in the second part of the definition of CDC Ordinary Loan Agreement;

(f)            agreement relating to the grant of participating loans as amended and restated referred to in the second part of the definition of CDC Participating Loan Agreement;

(g)           loan agreements (tranches A, B, C and D) as amended and restated referred to in the second part of paragraph (a) of the definition of CDC Second Park Agreements;

(h)           amended and restated subordination agreement referred to in the second part of paragraph (c) of the definition of CDC Second Park Agreements;

(5)           satisfaction of the conditions precedent referred to in paragraph (b)(6) of Clause 6 (Conditions Precedent) of the Phase IA Credit Amendment and Restatement;

(6)           certificate from Euro Disney Associés S.C.A. confirming that the Contribution is in full force and effect and guaranteeing that (i) all the formalities relating to the Contribution to be undertaken before the Share Capital Increase Date have been carried out, (ii) Euro Disney Associés S.C.A. has good title to all assets, rights and obligations transferred in accordance with the Contribution Agreement and (iii) there are no assets and liabilities, other than those excluded by the Contribution Agreement, which have not been transferred to Euro Disney Associés S.C.A.;

The Financial Agent is authorised to remit a copy of any of the above documents to the CDC, to CALYON, and to BNP PARIBAS, as mandataires of the Phase IA Partners, the Phase IA Banks and the Phase IB Lenders.

6.             Representations and Warranties

Each Borrower and the Guarantor represents and warrants in respect of itself to the Financial Agent and the Banks that at the Contract Date:

(A)          the entering into and the performance by it of its obligations under the agreements and documents referred to in Clause 5 (Conditions Precedent), to which it is a party:

(1)           are in all respects within its legal capacity as a company and have been duly authorised and all necessary action in this respect has been taken or will be taken at the latest by (i) the Share Capital Increase Completion Date in relation to the documents which the Memorandum of Agreement provides will enter into force on that date and (ii) the Effective Date in relation to all other documents;

(2)           do not in any respect violate any applicable law;

(3)           do not in any respect violate its statuts; and

(4)           will not in any respect constitute a default under the Master Agreement, or under any agreement to which either of them or the Phase IB Installations or the Phase IB Assets are subject;

(B)           all authorisations required to enable each Borrower and Euro Disney Associés to enter into and perform its obligations under any of the documents referred to in sub-clause (A) above have been granted or obtained, or will have been granted or obtained, at the latest by (i) the Share Capital Increase Completion Date in relation to the documents which the Memorandum of Agreement provides will enter into force on that date and (ii) the Effective Date (as defined in the Memorandum of Agreement) in relation to all other documents;

(C)           each of the agreements referred to in clause 5 (Conditions Precedent) above, once in full force and effect, will constitute legally valid and binding obligations of either of them (whichever is a party thereto) in accordance with their terms;

(D)          there are no proceedings pending before any court, arbitrator, tribunal, administrative or governmental authority or other body having authority over it and, to its knowledge, no judgement or award has been given or made by, any such authority, in either case, would be likely to have a material adverse effect on its ability to perform its obligations under any agreement listed in Clause 5 (Conditions Precedent) or its financial condition or the financial condition of the Borrowers;

(E)           no guarantee, security (cautionnement) or any security interest given to secure the obligations of persons other than themselves exists, except for those provided for in the Agreement and the Common Agreement or agreements listed in Clause 5 (Conditions Precedent).

7.                             Undertakings

(A)          EDL Hotel undertakes that from the Contract Date until the Share Capital Increase Completion Date or, if the latter has not occurred by 31 March 2005 (or any later date agreed in accordance with paragraph (b) of clause 7.7

(Termination) of the Memorandum of Agreement, until the date of termination of this Contract and subject to the provisions of Clause 2 (Transitional Period), to maintain the total amount of the security deposit referred to in paragraph (ii) of the definition of the Security Deposits at € 34,000,000 (excluding accrued interest);

(B)           The Borrowers undertake as follows:

(1)           to supply to the Financial Agent the following documents by no later than 15 December 2004:

(a)           a copy, certified as being true, complete and up to date by a duly authorised representative of the relevant company, of the following documents:

(i)            the statuts of each Borrower;

(ii)           minutes of any meetings of the relevant bodies of the Borrowers, and of the Guarantor authorising, (i’) the signature of this Contract, the Common Agreement Amendment and Restatement and all other documents to be signed by any of the Borrowers or the Guarantor in accordance with the said contracts, and (ii’) the implementation of the provisions relating to the financial and legal restructuring as provided for in the Memorandum of Agreement;

(b)           an extract (extrait K-bis) from the relevant Registry of Trade and Companies in respect of each of the Borrowers;

(2)           to deliver all documents or attestations and sign all amendment agreements to the notarial agreements, in particular, those granting mortgages (affectation hypothécaires) relating to the mortgages referred to in clause 17.2 (Security Interests) of the Agreement which may be necessary by reason of the amendments made to the Agreement, and to carry out all subsequent formalities, in particular, as regards the modification of the bordereaux d’inscriptions (inscription certificates) in the three months following the Termination of the Share Capital Increase Completion Date;

(C)           On the fifth day following the Share Capital Increase Completion Date, each Borrower shall pay to the Financial Agent for the account of the Banks, in accordance with Clause 12 (Payments) of the Amended and Restated Agreement, the additional amount of interest relating to the period between 1 October 2004 and the Completion of the Share Capital Increase Date. Such additional amount of interest shall be equal to the Loans amount stipulated in Clause 2 (Obligations of the Banks and the Borrowers) of the Amended and Restated Agreement multiplied by an annual interest rate of 2%. Such additional amount of interest shall be calculated for that period in accordance with the stipulations of the Amended and Restated Agreement, and notably of Clause 3 (Interests).

At least 2 Business Days after the date of payment of these amounts, the Financial Agent will notify the Borrowers and the relevant Banks of the amount of such additional interest.

8.                             Guarantee Confirmation

In its capacity as Guarantor, EDL Hotels represents that it expressly agrees to all the Contract terms and restates, with retroactive effect from 1 October 2004, all the terms of its Guarantee dated 25 March 1991.

9.                             Effective Date

(A)          The provisions of the Contract other than those in Clauses 3 (Prepayment of the Banks Loans — New Bank Participations), Clause 4 (Amendment and Restatement of the Agreement) and paragraph (C) of Clause 7 (Undertakings) will become effective on the date on which all the conditions precedent set out in paragraph (A) of Clause 5 (Conditions Precedent) have been satisfied.

(B)           The provisions of Clauses 3 (Prepayment of the Banks Loans — New Banks Participations), Clause 4 (Amendment and Restatement of the Agreement) and Clause 5 (Amendment and Restatement of the Agreement) and paragraph (C) of Clause 7 (Undertakings) will enter into force, subject to the satisfaction of all the conditions precedent stipulated in paragraph (B) of Clause 5 (Conditions precedent), at the Share Capital Increase Completion Date with retroactive effect from 1 October 2004 in respect of the provisions of Clause 3 (Prepayment of the Banks Loans — New Banks Participations), and paragraph (C) of Clause 7 (Undertakings).

10.                          Termination

(A)          In the event that the Completion of the Share Capital Increase or completion of the Contribution has not taken place by 31 March 2005, and if, at the end of the consultation procedure provided for in paragraph (a) of clause 7.7 (Termination) of the Memorandum of Agreement, certain provisions of the Memorandum of Agreement have been terminated in accordance with paragraph (b) of clause 7.7 (Termination), this Contract will be terminated.

The termination of this Contract will take effect from the date on which the termination of such provisions of the Memorandum of Agreement referred to above takes effect.

(B)           In the event of a breach of the undertakings set out in paragraph (A) of Clause 7 (Undertakings), or of any of the undertakings stipulated in Clause 8 (Undertakings) of the Phase IA Credit Amendment and Restatement Agreement, the Contract shall be terminated upon decision of the Financial Agent, acting on the instruction of the Majority Banks.

(C)           In the event that the conditions precedent provided for in paragraph (A) of Clause 9 (Effective Date) are not satisfied before 1 December 2004, the Financial Agent, acting on the instructions of the Majority Banks, shall have the right to terminate this Contract.

11.                          Financial Agent

For the purpose of the Contract, each Bank severally represents and warrants to the Financial Agent and to the members of the Steering Committee set up in respect of the negotiation of the Memorandum of Agreement, that it has made its own investigations into the financial situation and activities of the Borrowers and into Phase IB Assets, the Phase IB Installations and the Project without relying on the Financial Agent or the Steering Committee; furthermore each Bank represents and warrants that it has not relied upon any opinion given by the Financial Agent or the Steering Committee in relation to this Contract, its Schedules, the Common Agreement Amendment and Restatement and its schedules, the other contracts, consents and documents listed in Clause 5 (Conditions precedent), and all other documents, agreements or consents signed or entered into by reason of the signature of the Contract or the Memorandum of Agreement.

12.                          Waiver of rights

Notwithstanding the provisions of article L.221-1 of the commercial code, but so that no provision of this Contract or of the Agreement is limited in its application, the Financial Agent, the Security Agent and each Bank waives individually and collectively, expressly and irrevocably,

(A)          all rights it may have or believe it may have against any Partner of any of the S.N.C. Borrowers pursuant to this Contract and the Agreement;

(B)           to undertake any action aimed at obtaining the judicial bankruptcy or liquidation of any of the S.N.C. Borrowers.

13.                          Lenders’ Agent Intervention

The Lenders’ Agent has acknowledged to the Contract in order to recognize all the Contract provisions relating to the relationships between the Banks and the Lenders and in particular those relating to the prepayment and to the use of the security deposit referred to in paragraph (ii) of the Security Deposit definition, and to accept them.

14.                          Depositaries Intervention

The Depositaries have acknowledged to the Contract in order to recognize all the Agreement provisions that may have consequences on the means of operation of the accounts opened by the Borrowers and the security interests attached to them, and to undertake to comply with them.

15.                          Costs and Expenses

EDL Hotels undertakes to reimburse all costs and expenses incurred by the Financial Agent in accordance with the provisions of clause 7.2.2 (Costs) of the Memorandum of Agreement and of clauses 17 (Costs) of the Agreement including fees and expenses relating to any notarial document and to the notarial formalities.

16.                          No Novation

Clauses of the Agreement which are not expressly amended by the terms of this Contract shall remain unchanged.  This Contract does not effect a novation in respect of the indebtedness under the Agreement.

17.                          Severability of Provisions

The invalidity, illegality or unenforceability of any provision of this Contract in any relevant jurisdiction shall not affect the validity, legality or enforceability of that provision in any other jurisdiction or any other provision of this Contract, the Agreement or the Amended and Restated Agreement.

18.                          Formalities

This Contract, and the Amended and Restated Agreement shall be deposited at the offices of Maître Eliane Frémeaux and restated, indicating the changes required to be made to the mortgage documents as a result of the amendments to the Agreement.

19.                          Language

This Contract has been drawn up and executed in the French language and the French text shall prevail in the event of any discrepancy between such text and any version thereof which may exist in another language.

20.                          Governing law

This Contract is governed by, and shall be construed in accordance with, French law.

21.                          Jurisdiction

Any dispute between the parties arising from this Contract, including, without limitation, disputes relating to the validity or the interpretation thereof, or the performance by any party of its obligations hereunder shall be submitted to the exclusive jurisdiction of the Tribunal de Commerce de Paris.

Signed in Paris

On 1 December 2004

in 7 original copies

EDL Hotels S.C.A

by Jeffrey R. Speed

Hotel New York Associés S.N.C.

by Dominique Le Bourhis

Newport Bay Club Associés S.N.C.

by Dominique Le Bourhis

Sequoia Lodge associés S.N.C.

by Dominique Le Bourhis

Cheyenne Hotel Associés S.N.C.

by Dominique Le Bourhis

Hotel Santa Fe Associés S.N.C.

by Dominique Le Bourhis

Centre de Divertissements Associés S.N.C.

by Dominique Le Bourhis

CALYON

acting in its capacity as Agent in the name and for the benefit of the Phase IB Banks, the names of which are set out in Schedule 1, as well as Lenders’ Agent and Security Agent, by Michel Anastassiades and Jean-Hervé Cariou

Schedule 1

Banks and Depositaries

BANKS

Name and Addresses

BANCO DE SABADELL
153 rue de Courcelles
75817 Paris Cedex 17
Tel : 33 1 44 29 12 50
Fax : 33 1 44 29 12 69
To the attention of: Carlos DALMAU

BANK OF AMERICA NA LONDRES
1 Alle Street
London E1 8DE
United Kingdom
Tel : 44 207 174 40 00 / 44 207 459 13 11
Fax : 44 207 634 49 68
To the attention of: Peter Young / Eric G. Clause

BANQUE SANPAOLO PARIS
52 avenue Hoche
75383 Paris cedex 08
Tel : 33 1 47 54 46 42 / 33 1 47 54 45 86
To the attention of: Hervé Le Gall / Jean-Paul Rigal

BARCLAYS BANK PLC
5 the North Colonnade
Canary Wharf
London E14 4BB
United Kingdom
Tel : 44 207 773 64 36 / 44 207 7732 64 41
Fax : 44 207 516 97 91
To the attention of: Mark Williams / Zaki Bano

BAYERISCHE HYPO-UND VEREINSBANK AG, PARIS
34 rue Pasquier
75008 Paris
Tel : 49 89 378 44 249
Fax : 49 89 378 26 293
To the attention of: Irène ACKERMANN

BNP PARIBAS
37, Place du Marché St Honoré
75001 Paris
Tel : 33 1 43 16 91 92 / 33 1 43 16 91 96
Fax : 33 1 43 16 90 47
To the attention of: Martine Aubert / Olivier Jean

BQ FEDERATIVE CREDIT MUTUEL
6, rue de Ventadour
75001 Paris
Tel : 33 1 45 96 96 16 / 33 1 44 58 35 78
Fax : 33 1 44 58 51 47
To the attention of: Francis Boubazine / Eric G. Clause

CALYON
9 Quai du Président Paul Doumer
92920 Paris La Défense Cedex
Tel : 33 1 41 89 00 00
Fax : 33 1 41 89 18 92
To the attention of: Jean-Hervé CARIOU / Patrick Savignac

CITIBANK NA
Schroder Salomon Smith Barney
Citigroup Center
9th Floor, CGC-09-03
33 Canada Square
Canary Wharf
London E14 5LB
United Kingdom
Tel : 44 207 986 60 11
Fax : 44 207 986 82 76
To the attention of: Paul Taylor

CREDIT INDUSTRIEL ET COMMERCIAL
DFS / Project Finance
4 rue Gaillon
75002 Paris
Tel : 33 1 42 66 70 12
Fax : 33 1 42 66 78 38
To the attention of: Jean-Bruno DUFOUR

CREDIT SUISSE FIRST BOSTON ZURICH
PO Box 900
CH-8070 Zurich
Switzerland
Tel : 41 1 333 57 42
Fax : 41 1 333 63 05
To the attention of: Hans Brunner

Caisse d’Epargne et de Prévoyance IDF Paris
Crédit et Financements Spécialisés
19 rue du Louvre
75001 Paris
Tel : 33 1 40 41 35 28 / 33 1 40 41 30 58
Fax : 33 1 40 41 30 05
To the attention of: Fabien Frappart / Fabien Neufinck

DEUTSCHE BANK AG LONDON
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
Tel : 44 207 547 24 00
Fax : 44 113 336 2010
A l’attentio de : Fraser Mc Gee

DRESDNER BANK FRANKFURT
C&M Risk Management
Credit Consultancy Germany
Platz der Einheit 2,
23rd Floor
60327 Frankfurt
Germany
Tel : 49 69 263 53 386 49 69 263 562 64
Fax : 49 69 263 81 789
To the attention of: Josef Haudum / Volker Happel

GOLDMAN SACHS PARIS INC ET CIE
2 rue de Thann
75017 Paris
Tel : 44 207 552 3881 / 44 207 774 1045
Fax : 44 207 552 7070
To the attention of: Caroline Maw / Sally Haynes

MERRILL LYNCH CAPITAL MARKETS BANK LTD
Treasury Building
Lower Grand Canal Street
Dublin 2
Ireland
Tel : 353 1 605 85 00
Fax : 353 1 605 8501
To the attention of: Lee Halla

MIZUHO CORPORATE & BANKING CO LTD
2-1 Yaesu 1-Chrome
Chuo-Ku
Tokyo
Japan
Tel : 813 32 74 93 48
Fax : 813 32 74 94 87
To the attention of: Takuya Nishizono / Takuichiro Jo

MORGAN STANLEY INTERNATIONAL BANK LTD
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom
Tel : 44 207 677 7974
Fax : 44 207 677 3901
To the attention of: Brian Cripps

NATEXIS BANQUES POPULAIRES
45/51 rue St Dominique
75007 Paris
Tel : 33 1 58 19 28 42 / 33 1 58 32 30 00
Fax : 33 1 58 19 29 96
To the attention of: Régine Allombert-Blanc / Eric Piette

SANTANDER CENTAL HISPANO LONDON
Santander House
100 Ludgate House
London EC4M 7NJ
Tel : 44 207 332 77 81
Fax : 44 207 332 74 21
To the attention of: Jim Inches

DEPOSITARIES

Name	Addresses
CALYON	9 quai du Président Paul Doumer, 92920 Paris La Défense

BNP PARIBAS	16 boulevard des Italiens, 75009 Paris

Schedule 2

Amended and Restated Agreement

[See Exhibit 4.15 (b) of the Form 20-F]

Schedule 3

Banks’ participation to the Loans as of October 1, 2004

(after prepayment)

SNC Credit

Bank	Percentage	Amount
	(%)
BANCO DE SABADELL	1.80	1 857 040.31
BANK OF AMERICA NA LONDRES	5.88	6 059 953.55
BANQUE SANPAOLO PARIS	2.80	2 886 885.08
BARCLAYS BANK PLC	1.93	1 984 533.84
BAYERISCHE HYPO-UND VEREINSBANK AG, PARIS	2.61	2 684 225.04
BNP PARIBAS	4.26	4 393 085.98
BQ FEDERATIVE CREDIT MUTUEL	1.52	1 568 959.28
CALYON	2.44	2 510 334.85
CITIBANK NA	4.26	4 393 085.97
CREDIT INDUSTRIEL ET COMMERCIAL	4.50	4 636 447.68
CREDIT SUISSE FIRST BOSTON ZURICH	4.11	4 236 190.06
CAISSE EPARGNE ET DE PREVOYANCE ILE DE FRANCE PARIS	5.66	5 835 271.84
DEUTSCHE BANK AG	12.54	12 924 480.38
DRESDNER BANK FRANKFURT	7.65	7 877 616.98
GOLDMAN SACHS AND COMPANY	5.81	5 983 036.29
MERRILL LYNCH CAPITAL MARKETS BANK LTD	1.04	1 073 536.39
MIZUHO CORPORATE & BANKING CO LTD	4.11	4 236 190.06
MORGAN STANLEY INTERNATIONAL BANK LTD	7.93	8 169 380.58
NATEXIS BANQUES POPULAIRES	13.36	13 761 469.28
SANTANDER CENTAL HISPANO LONDON	5.79	5 965 789.36
TOTAL	100.00	103 037 512.80

SCA Credit

Bank	Percentage	Amount
	(%)
BANCO DE SABADELL	1.80	324 679.66
BANK OF AMERICA NA LONDRES	5.88	1 059 505.08
BANQUE SANPAOLO PARIS	2.80	504 734.79
BARCLAYS BANK PLC	1.93	346 970.26
BAYERISCHE HYPO-UND VEREINSBANK AG, PARIS	2.61	469 302.29
BNP PARIBAS	4.26	768 074.69
BQ FEDERATIVE CREDIT MUTUEL	1.52	274 312.39
CALYON	4.26	768 074.68
CITIBANK NA	2.44	438 899.82
CREDIT INDUSTRIEL ET COMMERCIAL	4.50	810 623.35
CREDIT SUISSE FIRST BOSTON ZURICH	4.11	740 643.45
CAISSE EPARGNE ET DE PREVOYANCE ILE DE FRANCE PARIS	5.66	1 020 222.37
DEUTSCHE BANK AG	12.54	2 259 679.47
DRESDNER BANK FRANKFURT	7.65	1 377 300.20
GOLDMAN SACHS AND COMPANY	5.81	1 046 057.09
MERRILL LYNCH CAPITAL MARKETS BANK LTD	1.04	187 694.06
MIZUHO CORPORATE & BANKING CO LTD	4.11	740 643.45
MORGAN STANLEY INTERNATIONAL BANK LTD	7.93	1 428 311.32
NATEXIS BANQUES POPULAIRES	13.36	2 406 016.23
SANTANDER CENTAL HISPANO LONDON	5.79	1 043 041.68
TOTAL	100.00	18 014 786.33

Schedule 4

New Repayments Schedule

(amount in euros)

Repayment Date	Amount outstanding before Amortisation	Total Amortisation	Amortisation
01/10/2004	150 597 206.33	19.62%	29 544 907.20
05/11/2004	121 052 299.13	0.00%	0.00
05/02/2005	121 052 299.13	0.00%	0.00
05/05/2005	121 052 299.13	0.00%	0.00
05/08/2005	121 052 299.13	0.00%	0.00
05/11/2005	121 052 299.13	0.00%	0.00
05/02/2006	121 052 299.13	0.00%	0.00
05/05/2006	121 052 299.13	0.00%	0.00
05/08/2006	121 052 299.13	0.00%	0.00
05/11/2006	121 052 299.13	0.00%	0.00
05/02/2007	121 052 299.13	0.00%	0.00
05/05/2007	121 052 299.13	0.00%	0.00
05/08/2007	121 052 299.13	0.00%	0.00
05/11/2007	121 052 299.13	0.00%	0.00
05/02/2008	121 052 299.13	0.00%	0.00
05/05/2008	121 052 299.13	3.35%	5 043 845.80
05/08/2008	116 008 453.33	3.35%	5 043 845.80
05/11/2008	110 964 607.53	3.35%	5 043 845.80
05/02/2009	105 920 761.73	3.35%	5 043 845.80
05/05/2009	100 876 915.93	3.35%	5 043 845.80
05/08/2009	95 833 070.13	3.35%	5 043 845.80
05/11/2009	90 789 224.33	3.35%	5 043 845.80
05/02/2010	85 745 378.53	3.35%	5 043 845.80
05/05/2010	80 701 532.73	3.35%	5 043 845.80
05/08/2010	75 657 686.93	3.35%	5 043 845.80
05/11/2010	70 613 841.13	3.35%	5 043 845.80
05/02/2011	65 569 995.33	3.35%	5 043 845.80
05/05/2011	60 526 149.53	3.35%	5 043 845.80
05/08/2011	55 482 303.73	3.35%	5 043 845.80
05/11/2011	50 438 457.93	3.35%	5 043 845.80
05/02/2012	45 394 612.13	3.35%	5 043 845.80
05/05/2012	40 350 766.33	3.35%	5 043 845.80
05/08/2012	35 306 920.53	3.35%	5 043 845.80
05/11/2012	30 263 074.73	20.10%	30 263 074.73

Schedule 5

Legal opinions

[The following exhibits only exist in French and, absent an English translation, have been summarized as follows:

(1)    the legal opinion of Freshfields Bruckhaus Deringer dated December 1, 2004 addressed to BNP Paribas in its capacity as agent for the Phase IA Banks and to CALYON in its capacity as agent for the Phase IA Partners, the Phase IB Banks and the Phase IB Lenders concerning the due authorization and valid existence of certain entities executing various agreements related to the financial restructuring of the Company; and

(2)    the legal opinion of Freshfields Bruckhaus Deringer dated December 1, 2004 addressed to BNP Paribas and CALYON as agents to certain lenders concerning the due authorization and valid existence of certain entities signing certain agreements related to the contribution of nearly all of the assets and liabilities of the Company to Euro Disney Associés S.C.A.]

December 1, 2004

BNP Paribas

E.C.E.P.

Project Finance

37, place du Marché St-Honoré

75001 Paris

as Agent under the

Contrat d’Ouverture de Crédit Multidevises

dated September 5, 1989, as amended

among Euro Disney SCA, Euro Disneyland SNC

and various lenders represented by BNP Paribas

Calyon

9, quai Paul Doumer

92920 Paris La Défense Cedex

as Agent under the

Contrat d’Avances d’Associés

dated April 26, 1989, as amended

among Euro Disneyland SNC

and various lenders represented by Calyon;

Contrat d’Ouverture de Crédit

dated March 25, 1991, as amended

among EDL Hôtels SCA, certain SNCs

and various lenders represented by Calyon; and

Contrat d’Avances

dated March 25, 1991, as amended

among certain SNCs, EDL Hôtels SCA as guarantor

and various lenders represented by Calyon.

Ladies and Gentlemen:

We have acted as special French counsel to The Walt Disney Company (“TWDC”), Euro Disney Investments, Inc. (“EDI”), EDL SNC Corporation (“EDS”), Euro Disney Investments SAS

1

(“EDI SAS”), EDL Corporation SAS (“EDS SAS”) and Euro Disney Associés SNC (“EDA”) in connection with (i) the 2004 Standby Revolving Credit Agreement dated September 30, 2004 (the “Standby Credit Agreement”) between TWDC and Euro Disney SCA; (ii) two share capital increases of EDA, each in an amount of €192,025,892.32 (including share issue premium), subscribed for by EDI and EDS, respectively, by way of set-off against certain receivables; (iii) a share capital reduction of EDA in an amount of €235,541,130.69; (iv) the contribution (apport) by EDI and EDS to EDI SAS and EDS SAS, respectively, of their shares (parts sociales) in EDA; and (v) the transformation of EDA into a French société en commandite par actions (collectively, the “Transactions”).

This opinion is delivered to you pursuant to Section 6(A)(2)(aa) of the Convention de Modifications et de Réitération – Crédit Phase IA dated December 1, 2004 among Euro Disney SCA, Euro Disney Associés SCA, Euro Disneyland SNC and various lenders represented by BNP Paribas as Agent; Section 3(A)(2)(c) of the Convention de Modifications et de Réitération – Avances Phase IA dated December 1, 2004 among Euro Disneyland SNC and various lenders represented by Calyon as Agent; Section 5(A)(2)(c) of the Convention de Modifications et de Réitération – Crédit Phase IB dated December 1, 2004 among EDL Hotels SCA, certain SNCs and various lenders represented by Calyon; and Section 5(A)(2)(c) of the Convention de Modifications et de Réitération – Avances Phase IB dated December 1, 2004 among certain SNCs, EDL Hotels SCA as guarantor and various lenders represented by Calyon.

In arriving at the opinions expressed below, we have reviewed and relied upon the following documents (the “Documents”):

(a)           a certified copy of the minutes of the decision of September 29, 2004 of the partners of EDA, appointing Mr. Philippe Coen, as Gérant of EDA;

(b)           a certified copy of the statuts (by-laws) of EDA, up-to-date as of September 30, 2004 (after the decisions of September 30, 2004 of the partners of EDA in respect of, among other things, two share capital increases and a share capital reduction of EDA and the approval of EDI SAS and EDS SAS as new partners of EDA);

(c)           a certified copy of the statuts (by-laws) of EDA, up-to-date as of September 30, 2004 (after the decisions of September 30, 2004 of the sole shareholder of each of EDI SAS and EDS SAS in respect of, among other things, the contribution by EDI and EDS to EDI SAS and EDS SAS, respectively, of their shares (parts sociales) in EDA; and before the transformation of EDA into a société en commandite par actions);

(d)           a certified copy of the statuts (by-laws) of EDI SAS, EDS SAS and EDA, up-to-date as of November 30, 2004;

(e)           an extrait K-bis dated November 26, 2004 from the Registre du commerce et des sociétés of Meaux with respect to each of EDI SAS, EDS SAS and Euro Disney Associés SCA;

(f)            a certified copy of the statements of account issued by EDA’s Gérant, with respect to each of EDI’s and EDS’s receivables against EDA, in the amount of €192,025,892.32 each;

2

(g)           a certified copy of the reports issued by PricewaterhouseCoopers Audit dated September 30, 2004 certifying the accuracy of the statements of account issued by EDA’s Gérant, with respect to each of EDI’s and EDS’s receivables against EDA, in the amount of €192,025,892.32 each;

(h)           a certified copy of the minutes of the decisions of September 30, 2004 of the partners of EDA in respect of, among other things, the two share capital increases of EDA, in an aggregate amount of €384,051,784.64 (including share issue premium) subscribed for by EDI and EDS; the share capital reduction of EDA in an amount of €235,541,130.69; and the approval of EDI SAS and EDS SAS as new partners of EDA;

(i)            a certified copy of the Contribution Agreement (contrat d’apport) between EDI and EDI SAS, dated September 30, 2004;

(j)            a certified copy of the report by Dominique Ledouble and Jean-Pierre Colle, acting as contribution appraisers (commissaires aux apports), dated September 22, 2004, relating to the contribution by EDI to EDI SAS of its shares (parts sociales) in EDA, and the related certificate of filing of such report dated September 22, 2004 from the Registre du commerce et des sociétés of Meaux;

(k)           a certified copy of the minutes of the decisions of September 30, 2004 of the sole shareholder of EDI SAS, in respect of, among other things, the contribution by EDI to EDI SAS of its shares (parts sociales) in EDA and the related share capital increase of EDI SAS;

(l)            a certified copy of the certificate issued by EDA’s Gérant dated September 30, 2004 certifying delivery by EDI SAS of the Contribution Agreement at the registered office of EDA;

(m)          a certified copy of the Contribution Agreement (contrat d’apport) between EDS and EDS SAS, dated September 30, 2004;

(n)           a certified  copy of the report by Dominique Ledouble and Jean-Pierre Colle, acting as contribution appraisers (commissaires aux apports), dated September 22, 2004, relating to the contribution by EDS to EDS SAS of its shares (parts sociales) in EDA, and the related certificate of filing of such report dated September 22, 2004 from the Registre du commerce et des sociétés of Meaux;

(o)           a certified copy of the minutes of the decisions of September 30, 2004 of the sole shareholder of EDS SAS, in respect of, among other things, the contribution by EDS to EDS SAS of its shares (parts sociales) in EDA and the related share capital increase of EDS SAS;

(p)           a certified copy of the certificate issued by EDA’s Gérant dated September 30, 2004 certifying the delivery by EDS SAS of the Contribution Agreement at the registered office of EDA;

3

(q)           a certified copy of the minutes of the partners’ meeting of September 30, 2004 of EDA in respect of, among other things, the transformation of EDA into a French société en commandite par actions; and

(r)            a certified copy of the Standby Credit Agreement.

The opinions below are given solely on the basis of the laws of the French Republic as currently in effect and we have made no investigation of any other laws which may be relevant to the Documents, any transaction contemplated therein (including the Transactions) and/or the opinions below.  In addition, the opinions below do not and shall not purport to address any tax aspect or treatment of the Documents or any transactions contemplated therein (including the Transactions) or the tax position of any of the parties to the Documents.

In rendering the opinions expressed below, we have assumed and not independently verified:

(1)           the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies;

(2)           that each of the parties to each of the Documents (other than EDI SAS and EDS SAS) is and was at the time of the Transactions duly incorporated and validly existing and has and had at the time of the Transactions the corporate power and authority to enter into the Documents to which it is a party;

(3)           that the execution, delivery and performance of each of the Documents by each of the parties thereto (other than EDI SAS and EDS SAS) were duly and validly authorized by all necessary corporate action in accordance with any applicable laws;

(4)           that each of the Documents has been duly executed and delivered by all parties thereto (other than EDI SAS and EDS SAS); and

(5)           the accuracy and completeness at all relevant times of the statements of fact (including without limitation representations and warranties to the extent they relate to matters of fact) contained in the Documents.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.             On November 26, 2004, each of EDI SAS and EDS SAS was validly existing as a French société par actions simplifiée.

2.             On November 26, 2004, EDA was validly existing as a French société en commandite par actions.

3.             On September, 30, 2004 at 4:30 p.m. (Paris time), the two share capital increases of EDA each in an amount of €192,025,892.32 (including share issue premium), were duly authorized by all requisite actions of EDA’s corporate bodies and the corresponding 1,133,176,122 shares (parts sociales) of EDA issued to each of EDI and EDS were duly authorized and validly issued.

4

4.             On September, 30, 2004 at 4:30 p.m. (Paris time) and immediately following the two share capital increases referred to in paragraph 3 above, the share capital reduction of EDA in an amount of €235,541,130.69 was duly authorized by all requisite actions of EDA’s corporate bodies.

5.             On September 30, 2004 at 5 p.m. (Paris time), the contribution (apport) by EDI to EDI SAS of 366,659,494 shares (parts sociales) of EDA was duly authorized by all requisite actions of EDI SAS’s corporate bodies and the corresponding shares in EDI SAS were duly authorized and validly issued.

6.             On September 30, 2004 at 5:15 p.m. (Paris time), the contribution (apport) by EDS to EDS SAS of 366,659,494 shares (parts sociales) of EDA was duly authorized by all requisite actions of EDS SAS’s corporate bodies and the corresponding shares in EDS SAS were duly authorized and validly issued.

7.             On September 30, 2004 at 6 p.m. (Paris time), the transformation of EDA into a French société en commandite par actions was duly authorized by all requisite actions of EDA’s corporate bodies.

8.             The Standby Credit Agreement constitutes valid and binding obligations of TWDC, enforceable against it in accordance with its terms.

The opinions set forth above are subject to the following qualifications:

A.             In rendering our opinions in paragraphs 1. and 2. above, we have relied without independent investigation solely on each of the applicable the extrait K-bis referred to in paragraph (e) of the list of documents examined by us, and we express such opinion solely as of the date of such extrait K-bis.

B.             In rendering our opinions in paragraphs 3. and 4. above, we have relied without independent investigation solely on the documents referred to in paragraphs (a), (f), (g) and (h) of the list of documents examined by us;

C.             In rendering our opinions in paragraph  5. above, we have relied without independent investigation solely on the documents referred to in paragraphs (i), (j), (k) and (l) of the list of documents examined by us;

D.             In rendering our opinions in paragraph 6. above, we have relied without independent investigation solely on the documents referred to in paragraphs (m), (n), (o) and (p) of the list of documents examined by us;

E.              With respect to our opinions in paragraphs 5 and 6 above, we wish to call your attention to the fact that one legal commentator (Paul Le Cannu, Dictionnaire Joly Sociétés, SAS – Société par Actions Simplifiée, No. 142,

5

2003) has taken the position that it is not possible in an société par actions simplifiée with a single shareholder for the sole shareholder to vote on a contribution in kind made by such shareholder to the société par actions simplifiée.  Mr. Le Cannu’s analysis is based on Article L.225-10 of the French Code de commerce governing sociétés anonymes, which provides that a shareholder making a contribution in kind to a société anonyme may not vote at a shareholders meeting on the proposed approval of such contribution, and on Article L.227-1 of the French Code de commerce according to which provisions applicable to sociétés anonymes are applicable to sociétés par actions simplifiées to the extent they are compatible with specific rules governing sociétés par actions simplifiées.  However, we disagree with Mr. Le Cannu’s analysis.  As rules on sociétés par actions simplifiées specifically provide that such companies (unlike sociétés anonymes) may have only one shareholder, our analysis is that Article L.225-10 of the French Code de commerce is not applicable to  sociétés par actions simpifiées with a single shareholder, as otherwise such shareholder would be prohibited from making any contribution in kind to the company, a result so extraordinary that in our opinion it could result only from a specific legal provision to that effect.  We note that Mr. Le Cannu concurred with our conclusion in a prior publication (Paul Le Cannu, Encyclopédie Dalloz, Répertoire de droit des sociétés, Sociétés par actions simplifiées, No. 238, 2000);

F.              In rendering our opinions in paragraph 7 above, we hare relied without independent investigation solely on the document referred to in paragraph (q) of the list of documents examined by us;

G.             We do not express any opinion as to whether the second sentence of Section 2.3.1 of the Standby Credit Agreement is valid, binding or enforceable under French law;

H.             Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of TWDC, (a) we have assumed that TWDC and any other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors rights generally;

I.               We express no opinion as to the availability of the remedy of specific performance or any remedies other than those culminating in a judgment for the payment of money as contemplated by Section 1142 of the French Code civil;

J.              In respect of payment obligations, French courts have the power, in light of the debtor’s position and the creditor’s needs, to defer or otherwise reschedule payment dates pursuant to Section 1244-1 of the French Code civil, which also permits French courts to decide that any amounts so deferred or rescheduled will bear interest at a rate lower than rate previously

6

agreed among the parties and/or that payments will be first applied towards repayment of principal;

K.             A French court may require the Standby Credit Agreement to be translated into the French language by a sworn translator (traducteur assermenté) as a condition to its admissibility into evidence or before deeming it to be in proper form for enforcement; and

L.              Under the French Code général des impôts, a stamp tax of a nominal amount is due in respect of any written agreement or other instrument documenting an obligation to pay money, before use of such agreement or instrument can be made in the French Republic, whether in a public act, a declaration of any kind, or in dealing with any governmental authority, incuding the courts of the French Republic.

We are rendering this opinion in our capacity as Avocats au Barreau de Paris.  This opinion is addressed to BNP Paribas and Calyon solely for BNP Paribas’ and Calyon’s own use and that of the lenders that they respectively represent as Agent under the Contrat d’Ouverture de Crédit Multidevises dated September 5, 1989, as amended; the Contrat d’Avances d’Associés dated April 26, 1989, as amended; the Contrat d’Ouverture de Crédit dated March 25, 1991, as amended; and the Contrat d’Avances dated March 25, 1991, as amended, and for the purpose of the Convention de Modifications et de Réitération – Crédit Phase IA dated December 1, 2004, among Euro Disney SCA, Euro Disneyland SNC and various lenders represented by BNP Paribas; the Convention de Modifications et de Réitération – Avances Phase IA dated December 1, 2004 among Euro Disneyland SNC and various lenders represented by Calyon; the Convention de Modifications et de Réitération – Crédit Phase IB dated December 1, 2004 among EDL Hotels SCA, certain SNCs and various lenders represented by Calyon; and the Convention de Modifications et de Réitération – Avances Phase IB among certain SNCs, EDL Hotels SCA as guarantor and various lenders represented by Calyon.  This opinion is not to be used, quoted, communicated, circulated or otherwise disseminated or referred to for any other purpose and may not be relied upon by anyone else; provided, however, that a copy of this opinion may be shown to Caisse des Dépôts et Consignations.  We assume no obligation to advise you or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.  This opinion is limited to the matters

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expressly stated herein and does not extend to, and is not to be read as extended by implication to any other matter.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By:

Fabrice Baumgartner, a Partner

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December 1, 2004

BNP Paribas

E.C.E.P.

Project Finance

37, place du Marché St-Honoré

75001 Paris

as Agent under the

Contrat d’Ouverture de Crédit Multidevises

dated September 5, 1989, as amended

among Euro Disney SCA, Euro Disneyland SNC

and various lenders represented by BNP Paribas

Calyon

9, quai Paul Doumer

92920 Paris La Défense Cedex

as Agent under the

Contrat d’Avances d’Associés

dated April 26, 2989, as amended

among Euro Disneyland SNC

and various lenders represented by Calyon;

Contrat d’Ouverture de Crédit

dated March 25, 1991, as amended

among EDL Hôtels SCA, certain SNCs

and various lenders represented by Calyon; and

Contrat d’Avances

dated March 25, 1991, as amended

among certain SNCs, EDL Hôtels SCA as guarantor

and various lenders represented by Calyon.

Ladies and Gentlemen:

We have acted as special U.S. counsel to The Walt Disney Company (“TWDC), Disney Enterprises, Inc. (“DEI”), Euro Disney Investments, Inc. (“EDI”) and EDL

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SNC Corporation (“EDS”) in connection with (i) the 2004 Standby Revolving Credit Agreement dated September 30, 2004 (the “Standby Credit Agreement”) between TWDC and Euro Disney SCA; (ii) certain undertaking letters (the “Undertaking Letters”) of TWDC copies of which are attached to this letter; (iii) an undertaking letter (the “DEI Undertaking Letter”) of DEI a copy of which is attached to this letter;  (iv) the subscription by way of set-off against certain receivables by EDI and EDS to two share capital increases of Euro Disney Associés SNC (“EDA”) in the amount of €192,025,892.32 (including share issue premium) each; and (v) the contribution (apport) by EDI and EDS to EDI SAS and EDS SAS, respectively, of their shares (parts sociales) in EDA.

This opinion is delivered to you pursuant to Section 6(A)(2)(aa) of the Convention de Modification et de Réitération – Crédit Phase IA dated December 1, 2004 among Euro Disney SCA, Euro Disney Associés SCA, Euro Disneyland SNC and various lenders represented by BNP Paribas as Agent; Section 3(A)(2)(c) of the Convention de Modification et de Réitération – Avances Phase IA dated December 1, 2004 among Euro Disneyland SNC and various lenders represented by Calyon as Agent; Section 5(A)(2)(c) of the Convention de Modification et de Réitération – Crédit Phase IB dated December 1, 2004 among EDL Hotels SCA, certain SNCs and various lenders represented by Calyon; and Section 5(A)(2)(c) of the Convention de Modification et de Réitération – Avances Phase IB dated December 1, 2004 among certain SNCs, EDL Hotels SCA as guarantor and various lenders represented by Calyon.

In arriving at the opinions expressed below, we have reviewed and relied upon the following documents:

(s)           copies of the by-laws of each of TWDC, DEI, EDI and EDS, certified by each of their respective corporate secretaries;

(t)            copies of the certificates of incorporation of each of TWDC, DEI, EDI and EDS, certified by the Secretary of State of the State of Delaware or by their respective corporate secretaries;

(u)           an executed copy of the Contribution Agreement (contrat d’apport, hereafter the “EDI Contribution Agreement”) between EDI and EDI SAS, dated September 30, 2004;

(v)           an executed copy of the Contribution Agreement (contrat d’apport, hereafter the “EDS Contribution Agreement”) between EDS and EDS SAS, dated September 30, 2004;

(w)          an executed copy of the Standby Credit Agreement; and

(x)            executed copies of the Undertaking Letters and the DEI Undertaking Letter.

The Standby Credit Agreement, the Undertaking Letters, DEI Undertaking Letter, the EDI Contribution Agreement and the EDS Contribution Agreement are referred to collectively as the “Documents.”

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In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of TWDC, DEI, EDI and EDS and such other instruments and other certificates of public officials, officers and representatives of TWDC, DEI, EDI and EDS and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy as to factual matters of the representations and warranties of TWDC, DEI, EDI and EDS contained in the various agreements that we have reviewed).

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.     Each of TWDC, DEI, EDI and EDS is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.     Each of TWDC, DEI, EDI and EDS has the corporate power to enter into the Documents to which they are parties and to perform their obligations thereunder.

3.     The execution and delivery by each of TWDC, DEI, EDI and EDS of the Documents to which they are parties, and the performance by each of them of their respective obligations thereunder, have been duly authorized by all necessary corporate action on the part of TWDC, DEI, EDI or EDS, as the case may be.

4.     The Standby Credit Agreement has been duly executed by TWDC.

5.     The Undertaking Letters have been duly executed and delivered by TWDC and are valid and binding obligations of TWDC, enforceable against TWDC in accordance with their respective terms.

6.     The DEI Undertaking Letter has been duly executed and delivered by DEI and is a valid and binding obligation of DEI, enforceable against DEI in accordance with its terms.

7.     The execution and delivery by each of TWDC, DEI, EDI and EDS of the Documents to which they are parties, and the performance by each of them of their respective obligations thereunder, do not result in the violation or breach of any provision of their respective certificates of incorporation or by-laws or of any provision of the laws of the State of New York or the United States applicable to each of TWDC, DEI, EDI and EDS (except for the purposes of this paragraph we express no opinion as to any U.S. federal securities laws or any state securities laws or Blue Sky laws).

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8.     The execution and delivery by each of TWDC, DEI, EDI and EDS of the Documents to which they are parties, and the performance by each of them of their respective obligations thereunder, do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York (except for the purposes of this paragraph we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under U.S. federal securities laws or state securities laws or Blue Sky laws).

9.     A final, conclusive judgment for the payment of a sum of money of the Tribunal de Commerce de Paris that is enforceable in France against TWDC in respect of the Standby Credit Agreement will be enforced by any court of the State of New York, and any U.S. federal court sitting in the State of New York, without review of the merits, unless:

(i)        the judgment was rendered under a system that does not provide impartial tribunals or procedures compatible with the requirements of due process of law;

(ii)       the Tribunal de Commerce de Paris did not have jurisdiction over the subject matter;

(iii)      the defendant did not receive notice of the relevant proceedings in sufficient time to enable it to defend;

(iv)      the judgment was obtained by fraud;

(v)       the cause of action on which the judgment is based is repugnant to the public policy of the State of New York;

(vi)      the judgment conflicts with another final and conclusive judgment;

(vii)     the proceeding was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the Tribunal de Commerce de Paris; or

(viii)    in the case of jurisdiction based only on personal service, the Tribunal de Commerce de Paris was a seriously inconvenient forum for the trial of the action.

Insofar as the foregoing opinions relate to the valid existence and good standing of TWDC, DEI, EDI and EDS, they are based solely on a certificate of good standing received from the Secretary of State of the State of Delaware and on a telephonic confirmation from such Secretary of State.  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of TWDC or DEI, (a) we have assumed that each other party to such agreement has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement enforceable against it (except that no such assumption is made as to TWDC or DEI regarding matters of the General Corporation Law of the State of Delaware or the law of the State of New York that in our experience are normally applicable to general business entities with

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respect to such agreement or obligation), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinions expressed in paragraphs 7 and 8, we express no opinion as to any violation of, or any consent, approval, authorization, registration or qualification required under, any law or regulations which may have become applicable to TWDC, DEI, EDI and EDS as a result of the involvement of other parties in the transactions referred to in the Documents to which each is a party because of their legal or regulatory status or because of any other facts specifically pertaining to them.  In addition, the opinions expressed in such paragraphs 7 and 8 relate only to those laws and regulations that, in our experience, are normally applicable to transactions of the type referred to in the Documents to which each is a party.

We note that (i) provisions in any agreement by which a party submits to the general jurisdiction of the courts of the State of New York, the U.S. federal courts sitting in the State of New York are subject to the applicable limitations on the competent jurisdiction of such courts; and (ii) we express no opinion as to the subject matter jurisdiction of any U.S. federal court to adjudicate any action between two parties neither of which is a citizen of any U.S. state for purposes of 28 U.S.C. Sec. 1332

We note that the designation under the Undertaking Letters and the DEI Undertaking Letter of the U.S. federal courts located in the State of New York as the venue for actions or proceedings with respect thereto or any proceeding to execute or otherwise enforce any judgment in respect of any breach thereof (notwithstanding the waiver therein) is subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the ground that such a federal court is an inconvenient forum for such an action or proceeding.

We note that effective enforcement of a foreign currency claim in the New York State courts or the U.S. federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of the claim) be converted into United States dollars at the rate of exchange prevailing on a specified date.

The foregoing opinions are limited to the law of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

This opinion is addressed to BNP Paribas and Calyon solely for BNP Paribas’ and Calyon’s own use and that of the lenders that they respectively represent as Agent under the Contrat d’Ouverture de Crédit Multidevises dated September 5, 1989, as amended; the Contrat d’Avances d’Associés dated April 26, 2989, as amended; the Contrat d’Ouverture de Crédit dated March 25, 1991, as amended; and the Contrat d’Avances dated March 25, 1991, as amended, and for the purpose of the Convention de Modification et de Réitération – Crédit Phase IA dated December 1, 2004, among Euro Disney SCA, Euro Disney Associés SCA, Euro Disneyland SNC, the Agent and various lenders represented by BNP Paribas; the Convention de Modification et de Réitération – Avances Phase IA dated December 1, 2004 among Euro Disneyland SNC and various lenders represented by Calyon; the Convention de Modification et de Réitération – Crédit Phase IB dated December 1, 2004 among EDL Hotels

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SCA, certain SNCs and various lenders represented by Calyon; and the Convention de Modification et de Réitération – Avances Phase IB among certain SNCs, EDL Hotels SCA as guarantor and various lenders represented by Calyon.  This opinion is not to be used, quoted, communicated, circulated or otherwise disseminated or referred to for any other purpose and may not be relied upon by anyone other than the Agent or such lenders; provided, however, that a copy of this opinion may be shown to Caisse des Dépôts et Consignations.  We assume no obligation to advise you or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By:
Andrew Bernstein, a Partner

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